UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2005 (September 8, 2005)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2005, Behringer Harvard Landmark LP (the “Borrower”), a wholly-owned subsidiary of Behringer Harvard Short-Term Opportunity Fund I LP (“the Registrant”), borrowed $22,000,000 under a loan agreement (the “Landmark Loan Agreement”) with State Farm Bank, F.S.B. (the “Landmark Lender”). The interest rate under the Landmark Loan Agreement is equal to the London Interbank Offered Rate (“LIBOR”) plus one and four-tenths percent (1.4%), with interest being calculated on the unpaid principal. Monthly payments of interest are required through September 1, 2010. A final payment of the principal and unpaid accrued interest is due and payable on October 1, 2010, the maturity date. Prepayment, in whole or in part, may be made after the later to occur of: (i) October 1, 2006, or (ii) the date on which the twelfth monthly payment has been made to the Landmark Lender, provided that at least thirty days, but no more than sixty days, written notice is given.

On July 6, 2005, the Registrant acquired a two-story office building containing approximately 122,273 rentable square feet located on approximately 8.6 acres of land in Dallas, Texas (“Landmark I”) and an additional two-story office building containing approximately 135,154 rentable square feet located on approximately 11.3 acres of land in Dallas, Texas (“Landmark II”) (collectively, “Landmark I & II”) through its direct and indirect partnership interests in the Borrower. Landmark I & II is subject to a deed of trust to secure payment under the Landmark Loan Agreement.

The Registrant is subject to a Limited Guaranty with the Landmark Lender in which it unconditionally and absolutely guarantees prompt and full repayment of any borrowings under the Landmark Loan Agreement. Under the Limited Guaranty, the Registrant guarantees, among other things, payment of the borrowings in the event that the Borrower or Registrant becomes insolvent or enters into bankruptcy proceedings.

The Landmark Loan Agreement is secured by (i) an Assignment of Rent and Leases by the Borrower in favor of the Landmark Lender, (ii) an Assignment and Subordination of Management Agreement by the Borrower in favor of the Landmark Lender, (iii) a Deed of Trust and Security Agreement by the Borrower to Alfred G. Kyle, as trustee, for the benefit of the Landmark Lender and (iv) a Limited Guaranty from the Registrant in favor of the Landmark Lender, unconditionally and absolutely guaranteeing prompt and full payment of the loan.

The foregoing description of the Landmark Loan Agreement and related documents is qualified in its entirety by reference to such agreements, which have been filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Promissory Note made between Behringer Harvard Landmark LP and State Farm Bank, F.S.B.

99.2	Assignment of Rents and Leases by Behringer Harvard Landmark LP in favor of State Farm Bank, F.S.B.

99.3	Assignment and Subordination of Management Agreement by Behringer Harvard Landmark, LP in favor of State Farm Bank, F.S.B.

99.4	Deed of Trust and Security Agreement by Behringer Harvard Landmark LP, as grantor, to Alfred G. Kyle, as trustee, for the benefit of State Farm Bank, F.S.B.

99.5	Limited Guaranty made between Behringer Harvard Short - Term Opportunity Fund I LP in favor of State Farm Bank, F.S.B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM 3 OPPORTUNITY FUND I LP
	By:	Behringer Harvard Advisors II LP, Co-General Partner
Dated: September 14, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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